Exhibit 5.4(b)
charles de alwis
SOLICITORS
Case New Holland, Inc
CNH Global
Tower B, 10th Floor,
World Trade Centre,
Amsterdam Airport,
Schipol Boulevard 217
1118 BH Amsterdam
The Netherlands
May 5, 2006
Re:     Case New Holland Inc.
US$500,000,000 7.125% Senior Notes due 2014
Dear Sirs,
We have acted as the English legal advisers to New Holland Holding Ltd (hereinafter referred to as either “NHH” and/or the “English Guarantor”) in connection with (i) a purchase agreement dated February 24, 2006 (the “Purchase Agreement”) between inter alia, Case New Holland Inc. (the “Company”), UBS Securities LLC (the “Initial Purchaser”) as purchaser and the English Guarantor relating to the sale by the Company to the Initial Purchaser of a US$500,000,000 aggregate principal amount of the Company’s 7.125% Senior Notes due 2014; (ii) the guarantee given by the English Guarantor, pursuant to the terms of the indenture dated as of March 3, 2006 (the “Indenture”) among, inter alia, the Company, the English Guarantor and Wells Fargo Bank as

Our address: 157 High Road, Chadwell Heath, Essex. RM6 6NL

Telephone: 0208-597-5717	E-Mail: charles@charlesdealwis.com	Fax: 0208-597-7327
Charles De Alwis assisted by Jacqueline Muhammad, Nadia Paganuzzi (all Solicitors)
Dhammika Ediriweera (Trainee Solicitor);
Mrs Aruni De Alwis (Practice Manager)

We are regulated by the Law Society of England & Wales

successor trustee thereunder; and (iii) the registration rights agreement dated as of March 3, 2006 (the “Registration Rights Agreement”) between, inter alia, the Company, the Initial Purchaser and the English Guarantor.
We have also acted for NHH in relation to the subsequent filing by Case New Holland Inc., a Form F-4 Registration Statement with the U.S. Securities and Exchange Commission, to exchange the notes for new notes, which NHH has been advised by Case New Holland Inc., to be substantially identical, except the new notes will be registered under the Securities Act of 1933, as amended, and will not contain restrictions on transfer or have registration rights. We also note that the new notes will represent the same debt as the old notes, and will be issued under the same indenture.
1.	Documents

For the purpose of issuing this Opinion we have relied upon the following documents:-
(a)	copy of the Purchase Agreement;

(b)	a copy of the Indenture;

(c).	a copy of the Registration Rights Agreement;

(d).	a copy of the preliminary offering Memorandum dated February 20, 2006 and the Pricing Supplement thereto dated February 24, 2006;

(e).	a copy of the final offering Memorandum dated March 3, 2006;

Our address: 157 High Road, Chadwell Heath, Essex. RM6 6NL

Telephone: 0208-597-5717	E-Mail: charles@charlesdealwis.com	Fax: 0208-597-7327
Charles De Alwis assisted by Jacqueline Muhammad, Nadia Paganuzzi (all Solicitors)
Dhammika Ediriweera (Trainee Solicitor);
Mrs Aruni De Alwis (Practice Manager)

We are regulated by the Law Society of England & Wales

(f).	a copy of the Guarantee issued by the English Guarantor;

(g)	the Memorandum and Articles of Association of NHH as filed at Companies House at the date hereof (“the Constitution”);

(h)	a copy of the minutes of a meeting of the directors of NHH held on February 27, 2006.

(i)	Draft Form F-4 Registration Statement.
2.	Assumptions

For the purposes of this Opinion we have assumed without investigation:-
(a)	the authenticity and completeness of all documents submitted to us as originals or copies, including in particular but without prejudice to the generality of the foregoing the documents and other papers referred to in paragraph 1. above and the genuineness of any signatures appearing on the face of any of the documents or other papers respectively referred to in paragraph 1. above, the legal capacity of all natural persons and the conformity with the original documents of any copies submitted to us;

(b)	the capacity, power and authority of each of the parties (other than NHH) to enter into each of the Purchase Agreement, Indenture, the Registration Statement, (the “Transaction Documents”), the New Notes and the Guarantees and the due execution and entering into

Our address: 157 High Road, Chadwell Heath, Essex. RM6 6NL

Telephone: 0208-597-5717	E-Mail: charles@charlesdealwis.com	Fax: 0208-597-7327
Charles De Alwis assisted by Jacqueline Muhammad, Nadia Paganuzzi (all Solicitors)
Dhammika Ediriweera (Trainee Solicitor);
Mrs Aruni De Alwis (Practice Manager)

We are regulated by the Law Society of England & Wales

of such documents by all the respective parties thereto in compliance with all requisite corporate authorisations;

(c)	that the resolutions of the board of directors of NHH set out in the minutes of the meeting of the said directors held on Monday 27 February 2006 were duly passed and that the said meeting was quorate and duly and properly convened and held and that the said minutes are a true record of the proceedings described in them and remain in full force and effect without modification;

(d)	that each of the Registration Statement, the Transaction Documents, the New Notes and the Guarantee incorporates an express choice of and is governed by the law of the State of New York and that the choice of the law of the State of New York to govern each of the Transaction Documents and the Guarantees was made in good faith and for bona fide reasons;

(e)	that, by virtue of provisions respectively contained in the Transaction Documents, the Guarantees and/or any of the other documents relating whether directly or indirectly to the offer, placing and issue of the New Notes, NHH has submitted to the jurisdiction of the courts of the State of New York for all purposes of the interpretation, enforcement and resolution of all other matters concerning or arising out of each of the Transaction Documents

Our address: 157 High Road, Chadwell Heath, Essex. RM6 6NL

Telephone: 0208-597-5717	E-Mail: charles@charlesdealwis.com	Fax: 0208-597-7327
Charles De Alwis assisted by Jacqueline Muhammad, Nadia Paganuzzi (all Solicitors)
Dhammika Ediriweera (Trainee Solicitor);
Mrs Aruni De Alwis (Practice Manager)

We are regulated by the Law Society of England & Wales

and the Guarantees and that the submission to the jurisdiction of the courts of the State of New York was made in good faith and for bona fide reasons;

(f)	that the Pricing Disclosure Package, the Offering Memorandum, the Transaction Documents, the Guarantees, the New Notes and all other documents relating whether directly or indirectly to the offer, placing and issue of the New Notes will be duly and fully enforceable in accordance with their respective terms under the law of the State of New York;

(g)	that the Guarantees, when entered into by NHH, will be given in good faith and for the purpose of carrying on NHH’s business and, when they are given, there will be reasonable grounds for believing that giving the Guarantee will benefit NHH so that accordingly it is not ultra vires NHH and unenforceable if by reason of there being no commercial benefit to NHH;

(h)	that the Constitution has not been changed and that no resolutions have been passed by either the members or the directors in any way changing or qualifying the terms of the resolutions referred to at paragraph 1(d) above;

(i)	that NHH either did not or will not require the consent or approval of any third party for the entering into, execution and performance of

Our address: 157 High Road, Chadwell Heath, Essex. RM6 6NL

Telephone: 0208-597-5717	E-Mail: charles@charlesdealwis.com	Fax: 0208-597-7327
Charles De Alwis assisted by Jacqueline Muhammad, Nadia Paganuzzi (all Solicitors)
Dhammika Ediriweera (Trainee Solicitor);
Mrs Aruni De Alwis (Practice Manager)

We are regulated by the Law Society of England & Wales

any of the Registration Statement, the Transaction Documents or for the entering into, execution and performance of the New Notes and the Guarantees or duly obtained or will obtain any such requisite consent or approval, which has not been or will not be withdrawn;

(j)	that there will be no change in the laws currently applicable to the Company and to NHH respectively and that such laws will be the only laws respectively applicable to the Company and to NHH.
3.	Opinion

Based on and subject to the foregoing, and subject to the reservations and limitations set forth below, we are of the opinion that:
1.	NHH is a private limited liability company duly incorporated, validly existing and in good standing under the laws of England and Wales;

2.	NHH has the requisite power and authority to execute, deliver and perform its obligations under the Indentures and the Guarantees.

3.	The Transaction Documents have been duly authorised and entered into by NHH.

4.	The Guarantees have been duly authorised by NHH.

5.	We are not aware of any reason according to the laws of England as to conflict of laws why the choice of the State of New York to

Our address: 157 High Road, Chadwell Heath, Essex. RM6 6NL

Telephone: 0208-597-5717	E-Mail: charles@charlesdealwis.com	Fax: 0208-597-7327
Charles De Alwis assisted by Jacqueline Muhammad, Nadia Paganuzzi (all Solicitors)
Dhammika Ediriweera (Trainee Solicitor);
Mrs Aruni De Alwis (Practice Manager)

We are regulated by the Law Society of England & Wales

govern the Transaction Documents and the Guarantee would not be regarded by the English courts as a valid choice of law.

6.	We are not aware of any reason why the execution, delivery and performance by NHH of the Guarantee will violate any existing laws of England.
4.	Reservations

Our reservations are as follows:-
(a)	we express no opinion as to any law other than English law in force at and as interpreted at the date of this Opinion. We are not qualified to, and we do not, express an opinion on the laws of any other jurisdiction including in particular but without prejudice to the generality of the foregoing the law of the State of New York;

(b)	we have not considered any document other than the Transaction Documents and the Guarantees which consideration we have given only for the purpose of the opinions expressed in this letter;

(c)	we express no opinion as to any document other than the Pricing Disclosure Package, the Offering Memorandum, the Transaction Documents, the New Notes and the Guarantees and in relation to Pricing Disclosure Package, the Offering Memorandum, the Transaction Documents, the New Notes and the Guarantees we

Our address: 157 High Road, Chadwell Heath, Essex. RM6 6NL

Telephone: 0208-597-5717	E-Mail: charles@charlesdealwis.com	Fax: 0208-597-7327
Charles De Alwis assisted by Jacqueline Muhammad, Nadia Paganuzzi (all Solicitors)
Dhammika Ediriweera (Trainee Solicitor);
Mrs Aruni De Alwis (Practice Manager)

We are regulated by the Law Society of England & Wales

have not advised and express no opinion as to the terms of such documents;

(d)	we express no opinion as to whether or not and if so to what extent the Transaction Documents, the New Notes and the Guarantees constitute valid and binding obligations on NHH subject to, and in accordance with the application to the Transaction Documents, the New Notes and the Guarantees of, the law of the State of New York;

(e)	we express no opinion on the interpretation and enforceability of the Transaction Documents, the New Notes and the Guarantees as the same are respectively governed by the law of the State of New York, whether the interpretation and/or enforceability of the Transaction Documents, the New Notes and the Guarantees would fall to be determined in a court in the jurisdiction of the State of New York or in a court of any other jurisdiction;

(f)	the enforcement of the performance of the Transaction Documents, the New Notes and the Guarantees may be limited by applicable laws on insolvency, limitation of actions, fraudulent dispositions or similar laws relating to the enforcement of creditors’ rights generally;

Our address: 157 High Road, Chadwell Heath, Essex. RM6 6NL

Telephone: 0208-597-5717	E-Mail: charles@charlesdealwis.com	Fax: 0208-597-7327
Charles De Alwis assisted by Jacqueline Muhammad, Nadia Paganuzzi (all Solicitors)
Dhammika Ediriweera (Trainee Solicitor);
Mrs Aruni De Alwis (Practice Manager)

We are regulated by the Law Society of England & Wales

(g)	the enforcement in England of a judgment obtained in the USA will be subject to English rules of civil procedure in force from time to time.
5.	Limitation

This Opinion is given to you and to no other person or party save only that its terms may be relied upon by Sidley Austin LLP as if it were addressed to them but only on the basis that Sidley Austin LLP shall be deemed to have advised us of those matters which we refer to above as having been advised to us by you. It is also given subject to and upon the condition that it is governed by and should be construed in accordance with English law and that any action arising out of it is subject to the exclusive jurisdiction of the English courts. It may not be delivered to nor relied upon by any other person or party or for any other purpose nor is it to be quoted or referred to in any document or filed with any person, except in any case with our prior express written consent.

This Opinion is provided on the basis that any liability whether to you, Sidley Austin LLP or to any other person howsoever arising that (notwithstanding and without prejudice to the provisions of the immediately preceding paragraph of this letter) we might directly or indirectly incur as a result of any of the terms of the opinions we express in paragraph 3. above being incorrect or unjustified or otherwise erroneous (and whether

Our address: 157 High Road, Chadwell Heath, Essex. RM6 6NL

Telephone: 0208-597-5717	E-Mail: charles@charlesdealwis.com	Fax: 0208-597-7327
Charles De Alwis assisted by Jacqueline Muhammad, Nadia Paganuzzi (all Solicitors)
Dhammika Ediriweera (Trainee Solicitor);
Mrs Aruni De Alwis (Practice Manager)

We are regulated by the Law Society of England & Wales

as to matters of fact or law) will be limited in aggregate to a sum equal to our available professional indemnity insurance in force from time to time (save to the extent that a court of competent jurisdiction declares such liability to be of a kind which cannot be so limited).

This opinion letter is limited to the laws of England and Wales. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

Yours faithfully,

CHARLES DE ALWIS

Our address: 157 High Road, Chadwell Heath, Essex. RM6 6NL

Telephone: 0208-597-5717	E-Mail: charles@charlesdealwis.com	Fax: 0208-597-7327
Charles De Alwis assisted by Jacqueline Muhammad, Nadia Paganuzzi (all Solicitors)
Dhammika Ediriweera (Trainee Solicitor);
Mrs Aruni De Alwis (Practice Manager)

We are regulated by the Law Society of England & Wales